<EXHIBIT>                                                 EXHIBIT 10.20

       Undertaking to Furnish Copies of Omitted Exhibits to
      Subordinated Debenture and Warrant Purchase Agreement
                  dated as of December 26, 1997.



     PCD Inc. (the "Registrant") is not filing as exhibits to its Current Report on Form 8-K dated January 9, 1998, copies of the exhibits to the Subordinated Debenture and Warrant Purchase Agreement dated as of December 26, 1997 between the Registrant and Emerson Electric Co., which Agreement is filed as Exhibit
10.15 thereto.

     The Registrant undertakes to furnish to the Securities and Exchange Commission, upon request, copies of such omitted exhibits.


Dated:  January 9, 1998

                                           PCD INC. (Registrant)

                                           By:  /s/ John L. Dwight, Jr.
                                                -----------------------
                                                John L. Dwight, Jr.
                                                Chairman of the Board,
                                                President and Chief
                                                Executive Officer